UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2018

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

☐

Section 5 – Corporate Governance

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 2, 2018, Aspen Insurance Holdings Limited (the “Company”) held its 2018 annual general meeting of shareholders (the “Annual General Meeting”). Proxies with respect to the matters voted upon at the Annual General Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. All the resolutions put forward at the Annual General Meeting were approved by the requisite majority vote. The final voting results of the Annual General Meeting are set out below:

(1) Proposal 1 regarding the re-election of Messrs. Glyn Jones, Gary Gregg and Bret Pearlman as Class II directors of the Company.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Glyn Jones	49,518,285	1,585,629	2,733,659
Gary Gregg	50,250,242	853,672	2,733,659
Bret Pearlman	49,422,336	1,681,578	2,733,659

(2) Proposal 2 regarding the non-binding, advisory vote approving the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, filed on March 19, 2018 with the U.S. Securities and Exchange Commission (“Say-On-Pay Vote”).

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Approval of Named Executive Officers’ Compensation	49,901,568	1,186,059	16,287	2,733,659

(3) Proposal 3 regarding the re-appointment of KPMG LLP (“KPMG”), London, England, to act as the Company’s independent registered public accounting firm and auditor for the fiscal year ending December 31, 2018, and to authorize the Company’s Board of Directors through the Audit Committee to set the remuneration for KPMG.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Appointment of KPMG	53,090,942	701,477	45,154	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: May 2, 2018	By:	/s/Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer

3